Exhibit 99.1

Poniard Pharmaceuticals Shareholders Approve One-for-Six Reverse Stock Split

South San Francisco, Calif. (September 22, 2006) — Poniard Pharmaceuticals, Inc. (NASDAQ: PARD), a specialty pharmaceutical company focused on oncology, today announced that its shareholders have approved a one-for-six reverse split of the Company’s common stock.  The reverse stock split will become effective as of the opening of trading on Monday, September 25, 2006, based upon a record date at the close of business today.  On the effective date, the Company’s common stock will begin trading on a split-adjusted basis under the symbol “PARDD” for a period of 20 trading days.  At the end of that period, the Company’s common stock will resume trading under the symbol “PARD.”

“The reverse stock split supports our goals of creating a broader market for trading our common stock and generating greater interest in our securities among new investors and analysts,” said Jerry McMahon, Ph.D., chairman, president and CEO of Poniard.  “The reverse stock split is intended to bring the number of shares outstanding into more appropriate alignment with the current size of the Company.”

Dr. McMahon added, “Completing the reverse stock split is an important step in our corporate transformation and in our efforts to reposition the Company.  We believe that we are now better positioned to reflect potential value generated as key milestones are announced over the next 12 months, including our decision whether to take our lead product candidate, picoplatin, into a Phase 3 program.”

Picoplatin Development Momentum Toward Clinical Milestones

Picoplatin is a new generation platinum therapy that provides a differentiated spectrum of activity and an improved safety profile.  An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance associated with the treatment of solid tumors.  It is being studied in an ongoing multi-center Phase 2 clinical trial in patients with small cell lung cancer (SCLC) and in Phase 1/2 clinical trials in patients with colorectal cancer and prostate cancer.

Poniard recently broadened its license agreement for picoplatin, with improved financial returns for Poniard and exclusive worldwide rights.  The expanded agreement with AnorMED Inc. eliminates the payment of development milestones and significantly reduces the royalty rate payable to AnorMED on potential sales of picoplatin.  The Company’s decision to make this additional investment in picoplatin was, in part, supported by encouraging preliminary data from the ongoing picoplatin Phase 2 trial in SCLC.

The Company’s targeted objectives for picoplatin include the following:

•                  Small cell lung cancer: Poniard completed enrollment in the Phase 2 open-label, multi-center clinical trial evaluating picoplatin for the treatment of SCLC in August 2006.  A total of 77 patients were treated with picoplatin in the trial, which is designed to confirm the clinical activity of picoplatin as second-line therapy in patients with platinum-resistant or -refractory

SCLC who have failed a prior platinum-based chemotherapy.  Preliminary results from the 54 patients evaluable for response indicate that approximately 50 percent of the patients have shown evidence of stable disease.  These findings are consistent with a previous Phase 2 study in 37 SCLC patients treated with picoplatin.  Clinical data from this ongoing trial, including preliminary median overall survival data, are expected to be available in the fourth quarter of this year.  The Company will evaluate these data in consideration of initiating a Phase 3 program in the first quarter of 2007.

•                  Colorectal cancer: Completion of the ongoing Phase 1 trial and initiation of the Phase 2 component of this study by the end of this year.  The Phase 1/2 trial is evaluating increasing doses of picoplatin in combination with fluorouracil and leucovorin for the potential front-line treatment of colorectal cancer patients newly diagnosed with metastatic disease.  If found to be safe and effective, picoplatin could be a neuropathy-sparing substitute for oxaliplatin (Eloxatin®), which is part of the FOLFOX regimen that is the current standard of care for the treatment of metastatic colorectal cancer in the United States and Europe.

•                  Prostate cancer: Completion of the Phase 1 trial and initiation of the Phase 2 component of this study by the end of this year.  The Phase 1/2 study is evaluating picoplatin as front-line therapy in the treatment of patients with stage IV (metastatic) hormone-refractory prostate cancer who are newly diagnosed and have not received previous chemotherapy.  The multi-center trial is designed to determine the safety and efficacy of picoplatin when administered every three weeks with docetaxel.  If found to be safe and effective, picoplatin could become the first platinum approved for use in combination with docetaxel to treat prostate cancer.

•                  Oral picoplatin: Initiation of a Phase 1 trial of an oral formulation of picoplatin in 2007.  Unlike current platinum-based therapeutics in use today, picoplatin has in preclinical studies demonstrated up to 40 percent bioavailability.

Important Information About the Reverse Stock Split and Exchange of Stock Certificates

In the reverse split, each six shares of Poniard issued and outstanding common stock will automatically be combined into and become one share of common stock, without any change in the par value of such shares.  No fractional shares will be issued in connection with the reverse stock split.  Shareholders will be entitled to receive cash in lieu of receiving their fractional shares.  The reverse stock split results in similar adjustments to the Company’s outstanding stock options, warrants and convertible preferred stock.  The reverse stock split will reduce the number of issued and outstanding shares of common stock of the Company from approximately 136.8 million shares to 22.8 million shares.  The Company anticipates that the reverse stock split may, among other things, help bring the minimum bid price of its common stock into compliance with the Nasdaq Marketplace Rules.

Poniard’s transfer agent, Mellon Investor Services, will mail instructions to shareholders of record as of the close of business on September 22, 2006, regarding the exchange of certificates for common stock.  Shareholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares.  Shareholders of record who hold physical stock certificates will receive transmittal materials requesting that they surrender their old stock certificates in exchange for post-split shares.  The post-split shares will be issued in “book entry” form, without certificates.  Shareholders who prefer to hold paper stock certificates will be able to receive stock certificates following this exchange.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the discovery, development and commercialization of innovative oncology products to impact the lives of people with cancer.  Picoplatin, the Company’s lead product candidate, is a new generation platinum therapy that provides a differentiated spectrum of activity and an improved safety profile.  An intravenous chemotherapeutic agent, picoplatin is designed to overcome platinum resistance associated with the treatment of solid tumors.  Picoplatin currently is being studied in clinical trials for the treatment of small cell lung, colorectal and hormone-refractory prostate cancers.  As part of the Company’s strategic goal of building a diverse oncology pipeline, the Company also is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors.  For additional information please visit www.poniard.com.

This release contains forward-looking statements, including statements regarding the Company’s business model, planned research and development programs and clinical trial activities and preliminary results and the potential effects of the reverse stock split on the price, the liquidity and trading market of the Company’s common stock and the Company’s ability to regain and sustain compliance with Nasdaq continued listing requirements.  The Company’s actual results, including the actual effects of the reverse stock split, may differ materially from those indicated in these forward looking statements based on a number of factors, including general market conditions, anticipated operating losses, uncertainties associated with research, development, clinical trials and related regulatory approvals, future capital needs and uncertainty of additional financing, competition, uncertainties associated with intellectual property, dependence on third-party manufacturers, suppliers and collaborators, lack of sales and marketing experience, loss of key personnel, uncertainties associated with market acceptance, technology change and government regulation and the other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

© 2006 Poniard Pharmaceuticals, Inc.  All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Julie Rathbun

Poniard Pharmaceuticals

Corporate Communications

7000 Shoreline Court, Suite 270

South San Francisco, CA  94080

206-286-2517

jrathbun@poniard.com

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